EXHIBIT 32.2
Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002
By
Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings
Dated: August 9, 2010
I, William J. Buchanan, Chief Financial Officer of Superconductor Technologies Inc., hereby certify, to my knowledge, that:
1. the accompanying Quarterly Report on Form 10-Q of Superconductor Technologies Inc. for the Quarterly period ended July 3, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.
IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

/s/ William J. Buchanan
William J. Buchanan
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)